UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017 (August 10, 2017)

PACIFIC SPECIAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 Pudong South Road, The World Plaza, 27th Floor

Pudong, Shanghai

China 200120

(Address of principal executive offices, including Zip Code)

(86) 21-61376584

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 10, 2017, Pacific Special Acquisition Corp. (the “Company” or “Pacific”) held a special meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved the Company’s proposed business combination (the “Business Combination”) with Borqs International Holding Corp (“Borqs”) and related matters.

Set forth below are the final voting results for each of the proposals:

(i) to approve and adopt the Merger Agreement, dated as of December 27, 2016, as amended on May 10, 2017 and June 29, 2017, and as it may be further amended, by and among Pacific, PAAC Merger Subsidiary Limited, Zhengqi International Holding Limited (the “Sponsor”) as the Purchaser Representative, Borqs, Zhengdong Zou as Seller Representative, and the transactions contemplated thereby).

For	Against	Abstain	Broker Non-Votes
5,886,821	466,000	0	0

(ii) to approve and adopt, subject to and conditional on (but with immediate effect therefrom) the consummation of the Business Combination, an amendment and restatement of Pacific’s charter (memorandum and articles of association of the Company) currently registered by the Registrar of Corporate Affairs in the British Virgin Islands, as set out in the draft amended and restated version of the Company’s charter appended to as Annex B to the definitive proxy statement dated July 14, 2017 (the “Amended Charter”), to (1) remove or amend those provisions of Pacific’s charter which terminate or otherwise cease to be applicable following the consummation of the Business Combination, (2) give Pacific’s board of directors the ability to reclassify the board, and if necessary modify existing terms, into up to three classes at any time after the consummation of the Business Combination, and (3) in the case of certain future acquisitions by Pacific (a) if having a value in excess of $60 million, require at least two-thirds of the directors then-serving on the board to approve any such acquisitions that close on or before June 30, 2018, (b) grant the Company’s Sponsor and the Purchaser Representative certain information rights relating to such acquisitions, (c) and, if requested by Pacific’s Sponsor or the Purchaser Representative, to provide a fairness opinion in respect of such acquisitions (such amendments to be adopted by way of the amendment and restatement of the charter in the form of the Amended Charter).

For	Against	Abstain	Broker Non-Votes
5,886,821	466,000	0	0

(iii) to consider and vote upon a proposal to approve and adopt the Borqs Technologies, Inc. 2017 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
5,886,121	466,700	0	0

(iv) to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding ordinary shares.

For	Against	Abstain	Broker Non-Votes
5,886,821	466,000	0	0

(iv) to adjourn the special meeting to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve Proposals 1, 2, 3 or 4.

For	Against	Abstain	Broker Non-Votes
5,520,821	832,000	0	0

In connection with the Meeting, 3,841,131 of Pacific’s public shares were validly presented to Pacific for redemption. The parties are seeking to satisfy or negotiate waivers to any remaining closing conditions to the proposed business combination. Without satisfying all remaining closing conditions or receiving all waivers, no assurance can be made as to whether the proposed business combination will be consummated. If Pacific does not consummate the business combination by the close of business on August 21, 2017, it will be required to dissolve and liquidate its trust account by returning the then remaining funds in such account to its then-public shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2017	PACIFIC SPECIAL ACQUISITION CORP.

	By:	/s/ Zhouhong Peng
Name: Zhouhong Peng
Title: Chief Executive Officer